EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-39209 and 333-144204 on Form S-8 pertaining to the First Pulaski National Corporation 1997 Stock Option Plan and 2007 Equity Incentive Plan of our report dated March 7, 2008, on the consolidated financial statements and internal control over financial reporting of First Pulaski National Corporation as of December 31, 2007, which report is included in the Annual Report on Form 10-K for First Pulaski National Corporation for the year ended December 31, 2007.

                                                                                                                                        /s/Crowe Chizek and Company LLC
                                                                                                                                       Crowe Chizek and Company LLC

Brentwood, Tennessee
March 7, 2008